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                                        Exhibits 5 and 23.1



February 17,2000


Household International, Inc.
2700 Sanders Road
Prospect Heights, Illinois  60070

RE:  IJL Corporation 1991 Stock Incentive Plan and Renaissance
     Holdings, Inc. 1997 Stock Incentive Plan (the "Plans") --
     Registration Statement on Form S-8

Ladies and Gentlemen:

As Vice President-Corporate Law and Assistant Secretary of Household International, Inc. (the "Company"), I am generally familiar with the proceedings in connection with the Company's Registration Statement on Form S-8 in which shares of the Company's Common Stock ($1.00 par value per share) are being registered under the Securities Act of 1933, as amended (the "Act") and will be offered pursuant to the Company's assumption of the Plans in connection with its acquisition of Renaissance Holdings, Inc. In accordance with the foregoing, I have examined such corporate records, certificates, public documents and other documents, and have reviewed such questions of law, as considered necessary or appropriate for the purpose of this opinion.

Upon the basis of such examination, it is my opinion that:

1. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

2. The shares of Common Stock have been duly authorized by the Company, and when (i) the registration statement on Form S-8 by the Company with respect to the shares of Common Stock (the "Registration Statement") shall have been filed with the Securities and Exchange Commission under the Act and (ii) shares of the Company's Common Stock are distributed pursuant to the Plans, such shares will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving said consent, I do not admit that I am in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ John W. Blenke

John W. Blenke
JWB:cjl